UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 4, 2021

Denali Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38311	46-3872213
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

161 Oyster Point Blvd.

South San Francisco, California 94080

(Address of principal executive offices, including zip code)

(650) 866-8548

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last reports)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DNLI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On January 13, 2021, Denali Therapeutics Inc. (the “Company”) and certain of its directors entered into a settlement agreement with a stockholder of the Company to resolve a lawsuit brought derivatively on behalf of the Company in the Delaware Court of Chancery challenging the compensation paid to the Company’s directors since the IPO in December 2017 (the “Derivative Action”). Pursuant to the terms of the settlement agreement, the Company has implemented or agreed to implement and maintain certain changes to its compensation policies and practices. The settlement also provides for a release of claims related to the allegations in the Derivative Action with no admission of any wrongdoing. As part of the settlement, the Company will be responsible for the payment of attorney’s fees. The Delaware Court of Chancery must approve the settlement of the Derivative Action. Assuming that the settlement terms are approved, as a result of the settlement, all of the claims asserted in the Derivative Action will be dismissed. A copy of the Notice of Pendency of Settlement of Action is included as Exhibit 99.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Notice of Pendency of Settlement of Action dated February 4, 2021

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENALI THERAPEUTICS INC.

Date: February 5, 2021	By:	/s/ Steve E. Krognes
Steve E. Krognes
Chief Financial Officer and Treasurer